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                                                                    EXHIBIT 23.3


                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 2 to Registration Statement No. 333-45235 of Perry-Judd's Incorporated on Form S-4 of our report dated February 4, 1997, on the consolidated financial statements of Judd's, Incorporated and Subsidiaries for the years ended December 31, 1995 and 1996, appearing in the Prospectus, which is part of this Registration Statement.


We also consent to the reference to us under the headings "Summary Historical and Pro Forma Financial Data," "Selected Historical and Pro Forma Financial Data" and "Experts" in such Prospectus.

STOY, MALONE & COMPANY, P.C.


Bethesda, Maryland
May 29, 1998